UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 4, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2019, the Board of Directors of Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, elected Michael A. Lewis to the role of Senior Vice President, Electric Operations of the Utility, effective January 8, 2019.  He will report to the Board of Directors of the Utility.  Mr. Lewis will succeed Patrick M. Hogan as a principal executive officer of the Utility, effective January 8, 2019.  Mr. Hogan will retire from the Utility on January 28, 2019.

Mr. Lewis, 56, has served as Vice President, Electric Distribution Operations of the Utility since August 2018.  From 2008 until he joined the Utility, he served at Duke Energy Corporation and its subsidiary Duke Energy Florida in numerous leadership positions, including Senior Vice President and Chief Distribution Officer, Senior Vice President and Chief Transmission Officer, Co-Leader of Project Transformation, and Senior Vice President, Energy Delivery.  At his previous company, Mr. Lewis helped the distribution and transmission organizations achieve industry-leading safety benchmarks.

Mr. Lewis’s annual salary will be $450,000 and he will receive a one-time promotional cash award of $125,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: January 8, 2019	By:	/s/ LINDA Y.H. CHENG
LINDA Y.H. CHENG
Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: January 8, 2019	By:	/s/ David S. Thomason
David S. Thomason
Vice President, Chief Financial Officer and Controller